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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: JUNE 13, 2006
                        (Date of earliest event reported)


                                ATS MEDICAL, INC.
             (Exact name of registrant as specified in its charter)


                         Commission File Number: 0-18602

                           ---------------------------


                   MINNESOTA                              41-1595629
(State or other jurisdiction of incorporation) (IRS Employer Identification No.)

                             3905 ANNAPOLIS LANE N.
                          MINNEAPOLIS, MINNESOTA 55447
          (Address of principal executive offices, including zip code)


                                 (763) 553-7736
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

   As previously disclosed, on January 23, 2006, ATS Medical, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Seabiscuit Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, 3F Therapeutics, Inc., a Delaware corporation ("3F"), and Boyd D. Cox, as stockholder representative. The Merger Agreement provides that Seabiscuit Acquisition Corp. will merge with and into 3F, and 3F will become a wholly owned subsidiary of the Company (the "Merger").

   On June 7, 2006, Arthur N. Abbey ("Abbey") filed in the Court of Chancery of the State of Delaware a summons and complaint against Theodore C. Skokos, a director of 3F ("Skokos") and 3F, alleging, among other things, fraud and breach of fiduciary duties in connection with the purchase by Abbey of certain securities of 3F Partners Limited Partnership II (an investment fund unrelated to 3F), which is a major 3F stockholder (the "June 2006 Complaint").

   On June 13, 2006, the Company entered into an amendment to the Merger Agreement (the "Amendment") with Seabiscuit Acquisition Corp., 3F and Boyd D. Cox. The Amendment extends the termination date of the Merger Agreement from June 15, 2006 to August 31, 2006. In addition, the Amendment:

   - provides for express indemnification by 3F stockholders of all damages incurred by the Company arising out of the June 2006 Complaint and the other complaint which was previously disclosed in the Current Report on Form 8-K filed by the Company on February 9, 2006, both of which were filed by Abbey against 3F and Skokos (the "Complaints");

   - amends Exhibit B to the Merger Agreement, which details the operating budget of 3F, to reflect increases in certain 3F operating expenses for the months of June, July and August of 2006;

   - provides that, assuming the Company decides to waive 3F's non-compliance, if any, with the closing condition requiring all 3F option holders to either terminate or exercise their options in accordance with the Merger Agreement, as amended, the Company has the right to reserve for future issuance, from the shares of Company common stock that would otherwise have been paid at the closing of the Merger, that number of shares of the Company's common stock that would have been payable to 3F stock option holders had such holders exercised their options in full in accordance with the requirements of the Merger Agreement; and

   - increases the number of shares of the Company's common stock to be placed in escrow from 900,000 to 1,400,000, thereby reducing the total number of shares of the Company's common stock to be issued at closing of the merger to a maximum of 7,600,000 shares.

   In the Amendment, the Company expressly acknowledges that, on the date of execution of the Amendment, certain officers of the Company do not have any actual knowledge of any breach by 3F of any representations and warranties contained in the Merger Agreement other than the Complaints. Notwithstanding this acknowledgement, however, the Company reserves its: (1) right to seek indemnification for all breaches, including the Complaints, arising prior to the execution of the Amendment, (2) indemnification rights and its rights to terminate the Merger Agreement if facts and circumstances arise subsequent to the execution of the Amendment that, in combination with the facts and circumstances actually known by the Company prior to execution of the Amendment, constitute a material breach of the Merger Agreement, and (3) rights of any nature with respect to the Complaints and with respect to the 3F stock options that are not terminated or exercised in accordance with the Merger Agreement and the Amendment. None of the provisions contained in the Amendment reduce the total merger consideration that may be paid to the stockholders of 3F in connection with the Merger, which remains up to 9,000,000 shares of the Company's common stock payable as initial merger consideration and up to 10,000,000 shares of the Company's common stock payable upon achievement of certain milestones.

   The above description of the Amendment is qualified in its entirety by reference to the attached copy the Amendment, which is incorporated herein by reference. A copy of the press release announcing the Amendment is also included as an exhibit to this report and is incorporated herein by reference. A copy of the Merger Agreement was attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities Exchange Commission on January 26, 2006.
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ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

   (d) Exhibits

   2.1 Amendment No. 1 to Agreement and Plan of Merger, dated as of June 13, 2006, by and among ATS Medical, Inc., Seabiscuit Acquisition Corp., 3F Therapeutics, Inc. and Boyd D. Cox, as stockholder representative.

   99.1     Press Release, dated June 19, 2006, of ATS Medical, Inc.


                                    SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ATS MEDICAL, INC.




                                       By:   /s/ Michael D. Dale
                                             -----------------------------------
                                             Michael D. Dale
                                             Chief Executive Officer



Date:  June 18, 2006
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                                  EXHIBIT INDEX

2.1 Amendment No. 1 to Agreement and Plan of Merger, dated as of June 13, 2006, by and among ATS Medical, Inc., Seabiscuit Acquisition Corp., 3F Therapeutics, Inc. and Boyd D. Cox, as stockholder representative.

99.1  Press Release, dated June 19, 2006, of ATS Medical, Inc.